Exhibit 99.1

QuickLogic Reports Fiscal 2020 Second Quarter Results

San Jose, Calif. – August 5, 2020 - QuickLogic Corporation (NASDAQ: QUIK) (“QuickLogic” or the “Company”), a developer of ultra-low power multi-core voice enabled SoCs, embedded FPGA IP, and Endpoint AI solutions, today announced its financial results for the second quarter of fiscal 2020, ended June 28, 2020.

Recent Highlights

•	QuickLogic Announced its new Open Reconfigurable Computing Initiative
•	SensiML Uses AI Technology to Help Fight COVID-19 Global Pandemic
•	Completed over-subscribed public offering of common stock, raising approximately $8.1 million in net proceeds
•	QuickLogic Added to the Russell Microcap Index

Fiscal 2020 Second Quarter Financial Results

Total revenue for the second quarter of 2020 was $2.2 million, an increase of 2% compared with the first quarter of 2020, and 5% compared with the second quarter of 2019. New product revenue was $0.8 million in the second quarter of 2020, an increase of 69% compared with the first quarter of 2020, and 15% compared with the second quarter of 2019. This sequential and year over year increase was primarily due to higher sales of EOS S3 product. Mature product revenue was $1.4 million in the second quarter of 2020, down 18% compared with the first quarter of 2020, and flat compared with the second quarter of 2019.

Second quarter 2020 GAAP gross margin was 45.7%, compared with 51.7% in the first quarter of 2020, and 49.0% in the second quarter of 2019.

Second quarter 2020 non-GAAP gross margin was 47.1%, compared with 52.2% in the first quarter of 2020 and 49.8% in the second quarter of 2019. The lower gross margin in the second quarter 2020 was primarily due to a higher percentage of products shipped into the smartphone market.

Second quarter 2020 GAAP operating expenses were $3.9 million, improved from $4.2 million in the first quarter of 2020, and $5.6 million in the second quarter of 2019.

Second quarter 2020 non-GAAP operating expenses were $3.2 million, improved from $4.1 million in the first quarter of 2020, and from $4.8 million in the second quarter of 2019.

Second quarter 2020 GAAP net loss was $3.0 million, or $0.35 per share, compared with a net loss of $3.2 million, or $0.38 per share, in the first quarter of 2020, and a net loss of $4.6 million, or $0.65 per share, in the second quarter of 2019.

Second quarter 2020 non-GAAP net loss was $2.2 million, or $0.26 per share, compared with a net loss of $3.1 million, or $0.37 per share, in the first quarter of 2020, and a net loss of $3.8 million, or $0.54 per share, in the second quarter of 2019.

Please see the section below titled Non-GAAP Financial Measures for an explanation of the Company’s non-GAAP financial measures.

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Daylight Time / 5:30 p.m. Eastern Daylight Time today, August 5, 2020, to discuss its current financial results. The conference call will be webcast at QuickLogic’s IR Site Events Page at https://ir.quicklogic.com/ir-calendar. To join the live conference, you may dial (877) 407-0792 and international participants should dial (201) 689-8263 by 2:15 p.m. Pacific Daylight Time. No Passcode is needed to join the conference call. A recording of the call will be available starting approximately one hour after completion. To access the recording, please call (412) 317-6671 and reference the passcode 13706980. The call recording, which can be accessed by phone, will be archived until Wednesday, August 12, 2020, and the webcast will be available for 12 months on the Company's website.

About QuickLogic

QuickLogic is a fabless semiconductor company that develops low power, multi-core semiconductor platforms and Intellectual Property (IP) for Artificial Intelligence (AI), voice and sensor processing. The solutions include an embedded FPGA IP (eFPGA) for hardware acceleration and pre-processing, and heterogeneous multi-core SoCs that integrate eFPGA with other processors and peripherals. The Analytics Toolkit from the Company’s wholly-owned subsidiary, SensiML Corporation, completes the end-to-end solution with accurate sensor algorithms using AI technology. The full range of platforms, software tools and eFPGA IP enables the practical and efficient adoption of AI, voice and sensor processing across the multitude of mobile, wearable, hearable, consumer, industrial, edge and endpoint IoT applications. For more information, visit www.quicklogic.com and https://www.quicklogic.com/blog/.

QuickLogic uses its website (www.quicklogic.com), the company blog

(https://www.quicklogic.com/blog/), corporate Twitter account (@QuickLogic_Corp), Facebook page

(https://www.facebook.com/QuickLogic), and LinkedIn page

(https://www.linkedin.com/company/13512/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and QuickLogic may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the Company’s website and its social media accounts in addition to following the Company’s press releases, SEC filings, public conference calls, and webcasts.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with United States Generally Accepted Accounting Principles, or U.S. GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of the Company's resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable U.S. GAAP financial measures.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, expectations regarding our future business, and actual results may differ due to a variety of factors including: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition by competitors; our ability to hire and retain qualified personnel; our ability to capitalize on synergies with our newly acquired subsidiary SensiML Corporation; changes in product demand or supply;  general economic conditions; political events, international trade disputes, natural disasters and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; the unpredictable and ongoing impact of the COVID-19 pandemic; and changes in tax rates and exposure to additional tax liabilities. These and other potential factors and uncertainties that could cause actual results to differ materially from the results contemplated or implied are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission (the "SEC"), including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/, and on the SEC website at www.sec.gov. In addition, please note that the date of this press release is August 5, 2020, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

ArcticLink, QuickLogic and the QuickLogic logo are registered trademarks and EOS and ArcticPro are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

Company Contact

Sue Cheung

Chief Financial Officer

(408) 990-4000

ir@quicklogic.com

IR Contact

Jim Fanucchi
Darrow Associates, Inc.
(408) 404-5400
ir@quicklogic.com

CODE: QUIK-E

-Tables Follow –

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2020	June 30, 2019	March 29, 2020	June 28, 2020	June 30, 2019
Revenue	$2,196	$2,087	$2,158	$4,354	$5,281
Cost of revenue	1,192	1,065	1,043	2,235	2,280
Gross profit	1,004	1,022	1,115	2,119	3,001
Operating expenses:
Research and development	2,200	3,215	1,819	4,019	6,457
Selling, general and administrative	1,665	2,340	1,879	3,544	4,786
Restructuring expenses	34	—	479	513	—
Total operating expense	3,899	5,555	4,177	8,076	11,243
Loss from operations	(2,895)	(4,533)	(3,062)	(5,957)	(8,242)
Interest expense	(183)	(124)	(80)	(263)	(207)
Interest and other income, net	72	50	(5)	67	98
Loss before income taxes	(3,006)	(4,607)	(3,147)	(6,153)	(8,351)
(Benefit from) Provision for income taxes	(27)	27	18	(9)	(241)
Net loss	$(2,979)	$(4,634)	$(3,165)	$(6,144)	$(8,110)
Net loss per share:
Basic and Diluted (1)	$(0.35)	$(0.65)	$(0.38)	$(0.73)	$(1.16)
Weighted average shares:
Basic and Diluted (1)	8,560	7,088	8,362	8,461	7,002

Note: Net loss equals to comprehensive loss for all periods presented.

(1) Net loss per share, and weighted average shares outstanding basic and diluted for the three- and six-months ended June 30, 2019 are adjusted to reflect 1-for-14 reverse stock split effected on December 23, 2019.

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	June 28, 2020	December 29, 2019
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$26,398	$21,548
Accounts receivable, net	1,124	1,991
Inventories	3,052	3,260
Other current assets	1,162	1,565
Total current assets	31,736	28,364
Property and equipment, net	591	830
Capitalized internal-use software, net	672	333
Right of use assets	2,212	2,370
Intangible assets, net	934	1,008
Goodwill	185	185
Other assets	291	314
TOTAL ASSETS	$36,621	$33,404
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$15,000	$15,000
Trade payables	1,644	1,003
Accrued liabilities	890	1,133
Paycheck protection program loan, current portion	461	—
Deferred revenue	56	158
Current portion of capital lease obligations	752	704
Total current liabilities	18,803	17,998
Long-term liabilities:
Paycheck protection program loan, less current portion	730	—
Capital lease obligations, less current portion	1,466	1,583
Total liabilities	20,999	19,581
Stockholders’ equity:
Common stock, par value	11	8
Additional paid-in capital	305,013	297,073
Accumulated deficit	(289,402)	(283,258)
Total stockholders’ equity	15,622	13,823
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$36,621	$33,404

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF US GAAP AND NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts and percentages)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2020	June 30, 2019	March 29, 2020	June 28, 2020	June 30, 2019
US GAAP loss from operations	$(2,895)	$(4,533)	$(3,062)	$(5,957)	$(8,242)
Adjustment for stock-based compensation within:
Cost of revenue	31	18	12	43	44
Research and development	486	532	(464)	22	1,187
Selling, general and administrative	224	241	54	278	511
Restructuring expenses	34	—	479	513	—
Non-GAAP loss from operations	$(2,120)	$(3,742)	$(2,981)	$(5,101)	$(6,500)
US GAAP net loss	$(2,979)	$(4,634)	$(3,165)	$(6,144)	$(8,110)
Adjustment for stock-based compensation within:
Cost of revenue	31	18	12	43	44
Research and development	486	532	(464)	22	1,187
Selling, general and administrative	224	241	54	278	511
Restructuring expenses	34	—	479	513	—
Non-GAAP net loss	$(2,204)	$(3,843)	$(3,084)	$(5,288)	$(6,368)
US GAAP net loss per share (1)	$(0.35)	$(0.65)	$(0.38)	$(0.73)	$(1.16)
Adjustment for stock-based compensation	0.09	0.11	(0.05)	0.08	0.25
Restructuring expenses	*	—	0.06	0.03	—
Non-GAAP net loss per share	$(0.26)	$(0.54)	$(0.37)	$(0.62)	$(0.91)
US GAAP gross margin percentage	45.7%	49.0%	51.7%	48.7%	56.8%
Adjustment for stock-based compensation included in cost of revenue	1.4%	0.8%	0.5%	1.0%	0.9%
Non-GAAP gross margin percentage	47.1%	49.8%	52.2%	49.7%	57.7%

* Figures were not considered for reconciliation due to the insignificant amount.

(1) Net loss per share for the three- and six-months ended June 30, 2019 is adjusted to reflect 1-for-14 reverse stock split effected on December 23, 2019.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q2 2020	Q2 2019	Q1 2020	Q2 2020 to Q2 2019	Q2 2020 to Q1 2020
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	37%	34%	23%	15%	69%
Mature products	63%	66%	77%	0%	(18)%
Revenue by geography:
Asia Pacific	36%	26%	19%	45%	92%
North America	58%	51%	44%	20%	35%
Europe	6%	23%	37%	(72)%	(83)%

_____________________

(1)

New products include all products manufactured on 180 nanometer or smaller semiconductor processes, eFPGA IP license, QuickAI and SensiML AI software as a service (SaaS) revenues. Mature products include all products produced on semiconductor processes larger than 180 nanometer.